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EXHIBIT 1.1
               850,000 Units, each Unit Consisting
           of One Share of Common Stock and One Class A
                 Common Stock Purchase Warrant

                     MIKE'S ORIGINAL, INC.

                     UNDERWRITING AGREEMENT


                                               New York, New York
                                                ________ __, 1997


Millennium Securities Corp.
110 E. 59th Street, 6th floor
New York, New York  10022

Attn:  Mr. Richard E. Sitomer
       Chief Executive Officer

Ladies and Gentlemen:

     Mike's Original, Inc., a Delaware corporation (the "Company"), confirms its agreement with Millennium Securities, Inc.("Millennium") and [each of the underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 14), for whom Millennium is acting as representative (in such capacity, Millennium shall hereinafter be referred to as "you" or the "Representative")], with respect to the sale by the Company and the purchase by the Underwriter[s], acting severally and not jointly, of the respective numbers of units (the "Units") set forth in said Schedule A, each Unit consisting of one share (the "Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), and one redeemable Class A Common Stock Warrant (the "Warrants"). The 850,000 Units together with the Shares, Warrants and Warrant Shares comprising such units are hereinafter collectively referred to as the "Firm Units". The Shares and the Warrants will be separately tradeable upon issuance. Each Warrant is exercisable commencing the date of this Agreement until three years after the date of this Agreement, unless previously redeemed by the Company, at an initial exercise price of $6.00 for one share of Common Stock. The Warrants may be redeemed by the Company upon ten (10) business days' prior written notice to
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Millennium,  if the Company shall have given not less than thirty (30) days' and not more than sixty (60) days' prior written notice to the holders thereof at a redemption price of $0.01 per Warrant at any time, provided, the reported closing bid quotation of the Common Stock equals or exceeds $12.00 per share (subject to adjustment as provided in the Warrant Agreement dated ___________ 1997 between the Company and American Stock Transfer & Trust Company) for a period of twenty (20) consecutive trading days ending on the third trading day prior to the date of the notice of redemption. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Representative the option to purchase from the Company up to an additional 127,500 Units (the "Additional Units") identical to the Firm Units. The Company also proposes to issue and to sell to you for the sum of $85.00 an Option (the "UPO") for the purchase of up to an additional 85,000 Units. The Units issuable upon exercise of the UPO, together with the Shares, Warrants and Warrant Shares comprising such units are hereinafter referred to as the "Representative's Units." Neither the Representative's Units nor any of the securities underlying
the  Representative's   Units  shall  be  redeemable  by  the  Company  but  the
Representative's Units and the securities underlying the Representative's Units shall otherwise be identical to the Firm Units. The UPO will be exercisable between the first and fifth anniversary dates of the Effective Date as below defined (the "UPO Exercise Term"). You agree that during the one year period from the Effective Date, Millennium will not transfer the Representative's Units except to Millennium's officers or partners or to any underwriters or selected dealers or their officers or partners. The UPO shall be exercisable at a price per Unit equal to 130% of the public offering price of the Units and shall be exercisable at any time and from time to time, in whole or in part, during the UPO Exercise Term. The UPO contains the terms and conditions substantially as set forth in Exhibit 4.4 to the Registration Statement. The shares of the Common Stock issuable upon exercise of the Warrants (including the Warrants issuable upon exercise of the UPO) are hereinafter referred to as the "Warrant Shares." The Firm Units, the Shares, the Warrants, the Representative's Units and the Warrant Shares are more fully described in the Registration Statement and the Prospectus referred to below.

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and the Closing Date as follows:

         (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), a registration statement, and an amendment or amendments thereto, on Form SB-2, including any related preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Firm Units, Representative Units as well as the Shares more fully described in the Prospectus under the heading "Selling Securityholders", under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations, as defined below. The Company will promptly file a further amendment to the registration statement in the form heretofore delivered to the Underwriters but will not file any other

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amendment thereto to which the Underwriters shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, the registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations) and as further amended by any post effective amendment declared effective prior to the Closing Date, is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" shall mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable. The Preliminary Prospectus, Registration Statement and Prospectus are sometimes referred to herein as the "Offering Documents".

     (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) When the Registration Statement becomes effective and at all times subsequent thereto until the Closing Date and any Additional Closing Date (as defined in Section 5 hereof) and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus contained, and as amended by any amendment or supplement thereto, will contain, all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement nor the Prospectus, as amended or supplemented by any amendment or supplement thereto, nor any such amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. The Company does not own an interest in any firm, association, corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed for the transaction of business and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the conduct of its business ("Business") requires such qualification or licensing, except for jurisdictions where the failure to be so registered or qualified would not have a material adverse effect on the Company's Business, assets, prospects, earnings, properties, condition (financial or otherwise) or

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results of operation of the Company (herein  referred to as a "Material  Adverse
Effect"). The Company has all requisite power and authority (corporate and other), and has obtained any and all necessary and material authorizations, approvals, orders, licenses, certificates, franchises and permits of and from
all  government  or  regulatory   officials  and  bodies   (including,   without
limitation, those having jurisdiction over building, factory, environmental or similar matters) to own or lease its properties and conduct its Business (collectively, the "Approvals"); the Company is and has been doing business in, and on each Closing Date will be in, compliance with all such Approvals, and all Federal, state, local and foreign laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Approval, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, which would have a Material Adverse Effect.

     (e) The Company has a fully authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" and "Description of Securities" and will have the capitalization set forth therein on the Closing Date after giving effect to the Closing, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for the issuance of any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The offers and sales of all securities of the Company outstanding on the date hereof and/or immediately prior to the Closing Date were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration. No holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered (including without limitation on the Registration Statement) or to demand the filing of a registration statement except as specifically described in the Prospectus. No holder of any outstanding securities of the Company has any rights of rescission with respect to the offering and sale of such securities. The Firm Units and the Representative's Units (collectively, hereinafter sometimes referred to as the "Securities") and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Offering Documents. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable; the holders thereof will not be subject to any personal liability solely by reason of being such holders; all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken, and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities to be sold by the Company hereunder, the Underwriters or the Representative, as the case may be, will acquire good and marketable title to such securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or right of equity of any kind whatsoever.

     (f) The financial statements of the Company are true and complete and fairly present the financial position of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved and are in accordance with the books and records of the Company. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. The outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus. Except as otherwise stated in the Offering Documents, since December 31, 1996, (i) the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company and (ii) there has not occurred any Material Adverse Effect or any development involving a prospective Material Adverse Effect. The Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any litigation which, if adversely determined, would have a Material Adverse Effect whether or not in the ordinary course of business.

     (g) The Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it contests in good faith and by proper proceedings, which it has disclosed in writing to the Representative and for which adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amounts of its tax liability thereunder. The Company has withheld, collected and paid all other levies, assessments, license fees and taxes (including, without limitation, employment withholding taxes, FICA/social security and similar employee taxes) to the extent required and, with respect to payments, to the extent that the same have become due and payable.

     (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities; (ii) the purchase by the Underwriters of the Securities from the Company and the purchase by the Representative of the Representative's Units from the Company; (iii) the consummation by the Company of any of its obligations under this Agreement, or (iv) resales of the Securities in connection with the distribution contemplated hereby.

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     (i) The Company  has,  and at the Closing  will have,  good and  marketable title to, or valid and enforceable leasehold estates in, all items of real property owned or leased by it, and good and marketable title to, or valid and enforceable leases with respect to, all items of personal property (tangible and intangible), free and clear of all liens, encumbrances, claims, security interests, defects of title, and restrictions of any nature whatsoever, other than those referred to in the Offering Documents and liens for taxes not yet due and payable. The Company has adequately insured its tangible and/or real properties, other than its intellectual properties, against loss or damage by fire or other casualty (other than earthquake and flood) and maintains such insurance in adequate amounts (such adequacy being measured by such types and levels of insurance as are carried by companies conducting comparable volumes of business of the nature carried on and proposed to be carried on by the Company), on terms generally offered by reputable insurance carriers in New York State. The Company (i) has not failed to give notice or present any insurance claims with respect to any matter, including but not limited to the Company's business and property under any such insurance policy in a due and timely manner; (ii) does not have any disputes or claims against any underwriter of such insurance policies or has not failed to pay any premiums due and payable thereunder, or
(iii) has not failed to comply with all conditions contained in such insurance policies. To the best of the Company's knowledge, there are no facts or circumstances under any such insurance policy which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

     (j) There is no action, suit, proceeding, injury, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the best knowledge of the Company, threatened against, or involving the properties or business of, the Company in or before any court, agency, tribunal, arbitrator, governmental authority or other person with jurisdiction over the Company and/or its properties (including, without limitation, those having jurisdiction over environmental or similar matters) which (i) questions the validity of the capital stock of the Company, this Agreement, the UPO, or the Warrant Agreement (as defined herein) or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Warrant Agreement, or (ii) is required under the Act or the Rules and Regulations to be disclosed in the Registration Statement and/or the Prospectus which is not so disclosed (and such proceedings as are summarized in the Registration Statement and/or the Prospectus are accurately summarized in all material respects).

     (k) The Company is not in violation of its Certificate of Incorporation or By-Laws. The Company has full legal right, power and authority to issue, deliver and sell the Securities, to execute and deliver this Agreement, the Warrant

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Agreement,  and the UPO and to consummate the transactions  provided for in each such agreement; and this Agreement, the Warrant Agreement, and the UPO have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement, the Warrant Agreement, and the UPO constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, and none of the Company's issue and sale of the UPO, the Securities or the execution, delivery or performance of this
Agreement,   the  Warrant   Agreement  or  the  UPO,  the  consummation  of  the
transactions contemplated herein and therein or the conduct of its current or proposed business as described in the Offering Documents and any amendments or supplements thereto, conflicts with or with the lapse of time will conflict with, or results or with the lapse of time will result in, any breach or violation of any of the terms or provisions of, or constitutes a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest defect or other restriction or right of equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to or under the terms of, (i) the certificate of incorporation or By-Laws of the Company; (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness; (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any
arbitrator,   court,   regulatory  body  or   administrative   agency  or  other
governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties; or (iv) any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof.

     (l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities or the UPO as described in the Prospectus and the Registration Statement, the performance of this Agreement, the Warrant Agreement or the UPO and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as (i) have been made or obtained prior to the date hereof or (ii) may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Securities or the clearance of such purchase, distribution and sale by the National Association of Securities Dealers, Inc. (the "NASD").

     (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms. There are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies. The descriptions in the Registration Statement of such agreements, contracts and other documents are accurate and fairly present the information required to be disclosed in conformity with the Act and the Rules and Regulations. The contracts so described are in full force and effect and the Company is not in breach of any such agreement.

     (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution in respect of its capital stock of any class, and there has not been any change in the capital stock or any change in the debt (long or short term) or liabilities or material change in or affecting the general affairs, management, financial operations, stockholders' equity or results of the operations of the Company.

     (o) No default by the Company (or to the Company's knowledge by any other party) exists in the due performance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, license, permit, franchise, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, purchase agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

     (p) The Company is in compliance with all Federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the best of the Company's knowledge, there are no pending investigations involving the Company by the United States Department of Labor or any other governmental agency responsible for the enforcement of such Federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Regulations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best of the Company's knowledge, threatened against or involving the Company, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or, to the best of the Company's knowledge, is imminent.

     (q) The Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in sections 32(2) and 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA" Plans") The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. The Company has never completely or partially withdrawn from a "multiemployer plan."

     (r) None of the Company, any of its employees, directors, shareholders, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

     (s) The Company owns or possesses the requisite licenses and/or enforceable rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, all trademarks, trademark applications, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as owned or used by it in the Offering Documents and/or which are necessary for the conduct of its current business and the business it proposes to conduct as described in the Offering Documents. There is no proceeding or action by any person pertaining to, or proceeding or claim pending or, to the best knowledge of the Company, threatened, and the Company has not received any claim alleging, infringement directly or indirectly attributable to the Company's use of its Intangibles with the rights of any third party or any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to, any Intangibles used in the conduct of the Company's present or proposed business. The Company's current products, services and processes do not and to the best knowledge of the Company its proposed products, services and processes do not, infringe on any Intangibles of any third party. The Company has direct ownership and title, free and clear of any liens, security interests, encumbrances or claims of others, to all intellectual property (including all United States patents and United States and foreign patent applications) and other proprietary rights, confidential information and know-how. Except as set forth in the Offering Documents, the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of the Company's business as now (or currently proposed to be) conducted or otherwise. No unresolved claims or notices have been asserted or given during the past three years by any person challenging the use by the Company of any Intangible or challenging or questioning the validity, enforceability or effectiveness of or the title to any Intangible or agreement relating thereto nor to the Company's knowledge is there any action, suit, investigation or proceeding by or before any court or other governmental entity reasonably likely to have a Material Adverse Effect on the validity or enforceability of, or the title or right of the Company to use, any Intangible.

     (t) Grant Thornton LLP, whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

     (u) The Company is not obligated to pay a finder's or broker's fee to anyone in connection with the introduction of the Company to the Representative or the consummation of the offering contemplated hereunder, other than payments to the Representative. The Company has not paid or issued any monies, securities or other compensation to any member of the National Association of Securities Dealers, Inc. ("NASD"), or to any affiliate of such a member during the previous twelve (12) months, except payments made to Millenium in connection with the Bridge Financing.

     (v) The Securities have been approved for quotation on the OTC Bulletin Board and the Philadelphia Stock Exchange.

     (w) Neither the Company nor any of its officers, employees, agents or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the current or proposed business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign);
(b) if not given in the past, might have had a Material Adverse Effect, or (c) if not continued in the future, might cause a Material Adverse Effect. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

     (x) Except as disclosed in the Prospectus, no officer, director or shareholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly,
(i) an interest in any person or entity which (A) currently furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected, which in any such case is required to be so disclosed. Except as set forth in the offering documents, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company on the one hand, and any officer, director or shareholder owning in excess of 5% of the Common Stock of the Company, or any affiliate or associate of any of the foregoing persons or entities, on the other hand.

     (y) The minute books of the Company contain a complete summary of all meetings and actions of the directors and shareholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all respects.

     (z) No holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company has any anti-dilution rights with respect to any securities of the Company except as described in the Prospectus.

          (aa) The Company has entered into an agreement substantially in the form filed as Exhibit 4.3 to the Registration Statement (the "Warrant Agreement") with American Stock Transfer & Trust Company in form and substance satisfactory to the Representative, with respect to the Warrants. The Warrant Agreement has been duly and validly authorized by the Company and, assuming due execution by the parties thereto other than the Company, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (bb) The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order thereunder;
(ii) is not subject to any pending proceeding under Rule 261 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; or (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of the Company's directors, officers, or beneficial owners of five percent (5%) or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor;
(ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining or restraining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;
(iii) is subject to an order of the Commission entered pursuant to section 15(b), 15B(a) or 15B(c) of the Securities Exchange Act of 1934 (the "1934 Act"), or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the 1934 Act, an association registered as a national securities association under Section 15A of the 1934 Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

          (cc) The Company is not, and the Closing will not be, in violation of any law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or Business other than any violation which individually or in the aggregate would not have a Material Adverse Effect.

          (dd) None of the Company's obligations to any third party are secured by any of the Company's outstanding securities.

          (ee) Any certificate signed by any officer of the Company, and delivered to the Underwriters or the Underwriters's Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.


     2.   Purchase, Sale and Delivery of the Securities.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly agrees to purchase from the Company, at a price of $5.40 per Unit, that number of Firm Units set forth in Schedule A opposite the name of such Underwriter, subject to such adjustment as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional numbers of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 14 hereof. The initial public offering price per Unit shall be $6.00.

     (b) Payment of the purchase price and delivery of certificates for the Firm Units shall be made at the offices Beckman & Millman, P.C., 116 John Street, New York, New York 10004, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on the third business day following the date on which the Registration Statement has been declared effective (the "Effective Date") or at such earlier time and date or other time and date as shall be agreed upon by the Representative and the Company not later than third business days after such third business day (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the certificates for the Firm Units shall be made to you, for the respective accounts of the Underwriters, against payment by you, for the respective accounts of the Underwriters, of the purchase price for the Firm Units by certified or official bank checks payable in same day funds or by wire transfer of immediately available funds, to the order of the Company. Certificates for the Firm Units shall be in definitive, fully registered form, shall bear no restrictive legends (except with respect to Blue

Sky resale restrictions) and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date. The certificates for the Firm Units shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the Closing Date.

     (c) The Additional Units shall be purchased by the Underwriter from the Company as provided herein. This option may be exercised only to cover over-allotments in the sale of Units by the Underwriter. This option may be exercised by you on the basis of the representations, warranties, covenants, and agreements herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the date that the Registration Statement is declared effective by the Commission, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, the name or names in which the certificates for the Shares and Warrants (the "Additional Securities") underlying such Additional Units are to be registered, the authorized denominations in which such Additional Securities are to be issued, and the time and date, as determined by the Underwriter, when such Additional Securities are to be delivered (each such time and date are herein called an "Additional Closing Date") (references herein to the Closing Date shall mean the Closing Date referred to in section 5(a) hereof and/or any Additional Closing Date, if any, as the context requires, unless otherwise specifically provided herein); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

     (d) Payment of the purchase price of $5.40 per Unit and delivery of certificates for the Additional Units shall be made at the offices Beckman & Millman, P.C., 116 John Street, New York, New York 10004, or at such other place as shall be agreed upon by the Representative and the Company. Delivery of the certificates for the Additional Units shall be made to you, for the respective accounts of the Underwriters, against payment by you, for the respective accounts of the Underwriters, of the purchase price for the Additional Units by certified or official bank checks payable in same day funds or by wire transfer of immediately available funds, to the order of the Company. Certificates for the Additional Units shall be in definitive, fully registered form, shall bear no restrictive legends (except with respect to Blue Sky resale restrictions) and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date. The certificates for the Additional Units shall be made available to the
Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the Additional Closing Date.

          You have advised the Company that each Underwriter has authorized you to accept delivery of its Securities, to make payment and to deliver a receipt therefor. You, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by you by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     3. Public Offering of the Units. Immediately upon effectiveness of the Registration Statement, the Underwriters shall make a public offering of the Units (other than to residents of or in any jurisdiction in which qualification of the Units is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the Units has been completed to such extent as the Representative, in its sole discretion deems advisable. The Underwriters may enter into one of more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

     4. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

          (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Units by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, to which the Representative shall have reasonably objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing (i) when the Registration Statement as amended, becomes effective or, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said rule 430A and when any post effective amendment to the Registration Statement becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose; (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission or authority shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

          (c) The Company shall file the Prospectus (in form and substance reasonably satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the earlier of
(i) the second business day following the execution and delivery of this Agreement, and (ii) the third business day after the Effective Date.

          (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the corresponding Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Representative with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment to which the Representative shall reasonably object.

          (e) The Company shall use its best efforts, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdiction as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use best efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

          (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use best efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities or the Representative's Units is required to be delivered under the Act, any event shall have occurred as a result of which, in the judgment of the Company, or in the opinion of counsel to the Underwriters, the Prospectus, as then amended or supplemented, included an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) to correct such statement or omission or to effect such compliance, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.

          (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the Effective Date.

          (h) During the period of three years after the date hereof, the Company will furnish to its shareholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representative:

                        (i) concurrently with furnishing such quarterly reports to its shareholders, statements of income of the Company for each quarter in the form furnished to the Company's shareholders and certified by the Company's principal financial or accounting officer;

                       (ii) concurrently with furnishing such annual reports to its shareholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, shareholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certification thereof by the Company's independent certified public accountants;

                      (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders;

                       (iv) as soon as practicable after the filing thereof, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange, and

                        (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by or on behalf of the Company.

         (i) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock and Warrants.

         (j) The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, and all amendments and supplements thereto, including any Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus and all amendments and supplements thereto, including any prospectus prepared after the Effective Date, in each case as soon as available and in such quantities as the Representative may request.

         (k) On or before the Effective Date, the Company shall provide the Representative with true copies of duly executed, legally binding and enforceable agreements pursuant to which for a period of 12 months from the effective date of the Registration Statement (or for such longer period not to exceed 36 months as may be required under applicable state blue sky laws) each of the Company's shareholders owning at least 5% of the Shares outstanding prior to the public offering, agrees that it or he or she will not directly or indirectly, issue, offer to sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior written consent of the Representative (collectively, the "Lock-up Agreements"). On or before the Closing Date, the Company shall deliver instructions to the transfer agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

         (l) None of the Company, any of its officers, directors, shareholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

         (m) The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

         (n) The Company shall furnish to the Representative as early as practicable prior to each of the date hereof, and the Closing Date but not later than two business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than 30 days prior to the effective date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 9(g) hereof.

         (o) The Company shall cause the Securities to be quoted on OTC Bulletin Board and the Philadelphia Stock Exchange and for a period of five years from the date hereof shall use its best efforts to maintain such quotation of the Securities.

         (p) For a period of three years from the Closing Date, at the Representative's request, the Company shall furnish to the Representative at the Company's sole expense, daily consolidated transfer sheets relating to the Common Stock and Warrants.

         (q) Until the completion of the distribution of the Securities but in no event more than 25 days after the Effective Date, the Company shall not without prior written consent of the Representative, issue, directly or indirectly any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

         (r) Until the earlier to occur of (i) the seventh anniversary of the date hereof, and (ii) the sale to the public of the Representative's Units, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration under the Act of the Representative's Units.

         (s) For a period of not less than two years from the Closing Date, the Company will recommend and use its best efforts to elect the Representative's designee (the "Designee") at the Representative's option, either as a member of or a non-voting observer to the Company's Board of Directors; such Designee, if elected or appointed, shall attend meetings of the Board and receive no more or less compensation than is paid to other directors of the Company and shall be entitled to receive reimbursement for all reasonable expenses incurred in attending such meetings, including, but not limited to, food, lodging and transportation. To the extent permitted by law, the Company will agree to indemnify the Representative and the Designee for the actions of such Designee as a director of the Company. The Company shall include each of the Representative and the Designee as an insured under the insured policy referred to in Section 7(gg) of this agreement. If the Representative does not exercise its option to designate a member of or an advisor to the Company's Board of Directors, the Representative shall nevertheless have the right to send a representative (who need not be the same individual from meeting to meeting, although the Representative shall endeavor to send the same representative to each meeting to observe such meeting of the Board of Directors. The Company agrees to give the Representative notice of each such meeting not later than it gives such notice and provides such items to the other directors.

         (t) The Company agrees that any and all future transactions between the Company and its officers, directors, principal shareholders and the affiliates of the foregoing persons will be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's outside independent directors disinterested in the transaction, if any.

         (u) Until the offering contemplated hereby has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate thereof, or the operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the opinion of counsel for the Representative or counsel for the Company, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Representative a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to counsel for the Representative.

         (v) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, substantially as set forth under "Use of Proceeds" in the Prospectus.

         (w) The Company shall be responsible for, and shall pay, all expenses directly and necessarily incurred in connection with this Offering, including, but not limited to, the costs of preparing, printing, mailing and filing, where necessary, the Offering Documents and all amendments and supplements thereto; the Company's legal and accounting fees, transfer agent fees and the blue sky fees, filing fees and disbursements of the Representative's counsel in connection with blue sky matters, as well as the fees and expenses of the Representative as set forth in Section __ hereof.

         (x) Except as disclosed in the Offering Documents the Company has not prior to the date hereof issued and irrespective of such disclosure will not hereafter issue, any of the Company's Common Stock, or Preferred Stock(as defined in the Offering Documents) or securities exercisable or convertible into any of such securities or enter into any agreement therefor in satisfaction of any obligation or indebtedness of the Company arising out of any agreement to which the Company is a party or by which the Company is bound now or for a period of one year after the Effective Date.

         (aa) Until one (1) year from the date hereof, the maximum number of shares of capital stock of the Company issuable under its 1995 Long Term Incentive Plan shall not exceed 750,000 without the prior written consent of the Representative.

         (bb) Except as contemplated hereby during the period commencing on the date hereof and ending on the Closing Date, the Company shall not, without prior notice to and consent of the Representative, (a) issue any securities or incur any liability or obligation except the purchase of inventory, equipment and machinery for the Company's manufacturing operations as described in the Offering Documents, (b) enter into any transaction not in the ordinary course of business, or (c) declare or pay any dividend on its capital stock.

         (cc) The Company shall for a period of no less than five years from the date hereof cause and/or take all action necessary to maintain no less than two
(2) outside directors on the Company's Board of Directors.

         (dd) During the two-year period following the date hereof, Millenium shall have the right to purchase for Millenium's account or to sell for the account of the Company's officers and directors any securities sold pursuant to Rule 144 under the Act. Each of the officers and directors (each a "144 Seller") has agreed to consult with Millenium with regards to any such sales and to offer Millenium the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the 144 Sellers as they can secure elsewhere. If Millenium fails to accept in writing any such proposal for sale by the 144 Sellers within five business days after receipt of a copy of the proposal, you shall be deemed to have released any claim or right with respect to any such sales contained in the proposal. If thereafter, the proposal is modified in any material respect, the 144 Sellers shall adopt the procedure set forth in this paragraph with respect to the original proposal.

         (ee) For a period of three (3) years from the date hereof, the Company shall register with and remain covered by the Corporation Records Service published by Standard and Poors Corporation.

    5.   Payment of Expenses.

         (a) The Company hereby agrees to pay on the first Closing Date all expenses and fees (other than fees of Underwriters' counsel, except as provided in subclause (iv) of this section 8(a)) incident to the performance of the obligations of the Company under this Agreement and the Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company; (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the duplication, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Powers of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request; (iii) the printing, engraving, issuance and delivery of the Securities; (iv) the qualification of the Securities under state securities or "Blue Sky" laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" if any, and disbursements and fees of counsel to the Underwriters in connection therewith (such fees and disbursements to be so reimbursed not to exceed $35,000 in the aggregate; (v) the fees and disbursements of Underwriter's counsel in connection with the qualification with the NASD of the terms of the transaction relating to underwriting compensation; (vi) advertising costs and expenses, including but not limited to costs and expenses in connection with the "road show," information meetings and presentations, and "tombstone" advertisement expenses; (vii) fees and expenses of the transfer agent and registrar, and
(viii) the fees payable to the Commission, the NASD and OTC Bulletin Board including the fees and expenses incurred in connection with the listing of the Securities on the OTC Bulletin Board and the Philadelphia Stock Exchange.

         (b) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 8, it will pay to the Representative on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Securities, it being acknowledged that $50,000 of said amount has already been delivered to the Representative.

    6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of each Closing Date, as if they had been made on and as of each Closing Date, the accuracy on and as of each Closing Date of the statements of officers of the Company made pursuant to the provisions hereof, and the performance by the Company on and as of each Closing Date of its covenants and obligations hereunder and to the following further conditions:

         (a) The  Registration  Statement shall have become  effective not later than 5:00 p.m. New York time, on the date subsequent to the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Units and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) The Registration Statement, or any amendment thereto, shall not contain an untrue statement of a material fact or omit to state a material fact which is required to be stated therein or is necessary to make the statements therein not misleading, or the Prospectus, or any supplement thereof, shall not contain an untrue statement of a material fact, or omit to state a material fact which is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) At each of the Effective Date and each Closing Date, the Underwriters shall have received the opinion of Blau, Kramer, Wactlar & Lieberman, P.C. (the "Firm") counsel to the Company, dated the Effective Date and each Closing Date, respectively, addressed to the Underwriters and in form and substance satisfactory to Millennium, to the effect that:

                        (i) the Company (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; (B) is duly qualified and licensed for the transaction of business and in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its Business makes such qualification necessary except where the failure to be so qualified does not now have and will not in the future have a Material Adverse Effect; and
                             (C) has all requisite corporate power and authority, has obtained any and all material authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its Business. The disclosures in the Registration Statement concerning the effects of Federal, state and local laws, rules and regulations on the

                              Company's business as currently conducted and as contemplated are accurate in all respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made;

                      (ii) the Firm has not been engaged to perform legal services in connection with any transaction whereby the Company would acquire an interest in any corporation, partnership, joint venture, trust or other business entity;

                    (iii)    the  Company  has  a  duly  authorized,   issued
                             and outstanding  capitalization  as set forth in
                             the Prospectus  (and any   amendment  or
                             supplement   thereto)   under  the  heading
                             "Capitalization" and except as set forth in the Prospectus, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities.
                             The Securities and all other securities issued or issuable by the Company have been duly authorized; all outstanding shares of Common Stock have been fully paid for and are non-assessable, and the Securities when issued, paid for and delivered in accordance with the terms hereof and of the Warrant Agreement, will be validly issued fully paid and non-assessable. The Securities conform to the description thereof in the Prospectus. All corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken. The Representative's Units constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery pursuant to this Agreement, the Warrant Agreement and the UPO of the Securities and Representative's Units, as applicable, the Underwriters will acquire title to the Firm Units, and the Representative will acquire title to the Representative's Units, free and clear of any pledge, lien, charge, claim, encumbrance, pledge, security interest, or other restriction or equity of any kind whatsoever. No transfer tax is payable by or on behalf of the Underwriters in connection with (A) the issuance by the Company of the Securities; (B) the purchase by the Underwriters and the Representative of the Firm Units and the Representative's Units, respectively, from the Company; (C) the consummation by the Company of any of its obligations under this Agreement, the Warrant Agreement or the UPO or (D) resales of the Firm Units in connection with the distribution contemplated hereby;

                        (iv) the  Registration  Statement has become effective
                             under the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and to counsel's knowledge no stop order suspending the effectiveness of the Registration Statement or preventing the use of the preliminary prospectus or any part of any thereof has been issued and no proceeding for that purpose has been instituted or is pending, or is threatened or contemplated under the Act; (v) counsel does not know of any agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) which are not so described or filed; the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate and fairly present in all material respects the information required to be presented therein; to counsel's knowledge there is no action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental, legal or other proceeding (including, without limitation those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against the Company, or involving the properties or business of the Company which is required to be disclosed in the Registration Statement which is not so disclosed. No Federal, state or local statute or regulation required to be described in the Prospectus is not described as required;

                        (vi) the Company has full corporate  power and authority
                             to enter into each of this Agreement, the UPO and the Warrant Agreement and to consummate the transactions contemplated therein; and each of this Agreement, the UPO and the Warrant Agreement has been duly authorized, executed and delivered by or on behalf of the Company. Each of this Agreement, the UPO and the Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal,
                             valid  and  binding   agreement   of  the  Company
                             enforceable against the Company in accordance with
                             its  respective  terms  (except  as   such
                             enforceability   may  be  limited  by   applicable
                             bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights generally and the application of general equitable principles in any action, legal or equitable, and
                             except  as  to  those   provisions   relating   to
                             indemnity or contribution as to which no opinion is expressed). None of the Company's execution, delivery or performance of this Agreement, the Warrant Agreement, the UPO, or the conduct of its Business will result in any breach or violation of any of the terms or provisions of, or conflicts or
                             will   conflict  with  or   constitutes   or  will
                             constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever
                             upon,   any   property  or  assets   (tangible  or
                             intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company; (B) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note, loan or
                             credit   agreement  or  any  other   agreement  or
                             instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject; (C) any Federal, state or local
                             statute,   judgment,   decree,   order,   rule  or
                             regulation   applicable  to  the  Company  of  any
                             arbitrator,     court,    regulatory    body    or
                             administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, or (D) have any Material Adverse Effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct its Business or the ability of the Company to make use thereof;

                       (vii) the Firm has not been  engaged  to  provide  legal
                             services with respect to, nor does the Firm have any knowledge of, any breach of or a default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, shareholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing any obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws or, to counsel's knowledge in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

                     (viii) the statements in the Prospectus under the headings "THE COMPANY", "BUSINESS", "MANAGEMENT," "PRINCIPAL STOCKHOLDERS, "SELLING SECURITYHOLDERS",
                             "RELATED TRANSACTIONS", "DESCRIPTION OF
                             SECURITIES", and "SHARES ELIGIBLE FOR FUTURE SALE" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, except for any of the foregoing opined upon to the underwriters by counsel to the Company other than Blau, Kramer, Wactlar & Lieberman, P.C.; are correct in all material respects;

                       (ix) the Firm Units have been accepted for quotation on the OTC Bulletin Board and Philadelphia Stock Exchange;

                        (x) to counsel's knowledge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the
                             Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD;

                       (xi) to counsel's knowledge, the Company is not party to any ERISA plans or defined benefit plan, as defined in Section 3(35) of ERISA; and

                      (xii) The Securities, when issued in accordance with the terms of this Agreement, will be duly and validly issued. The stock certificates and warrants comprising the Securities are in due and proper legal form. To the knowledge of such counsel and except as disclosed in the Prospectus, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered or to demand the filing of a registration statement. Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock, under the Certificate of Incorporation or By-Laws of the Company or under the General Corporation Law of the State of Delaware, or, to the knowledge of such counsel, under any agreement or other outstanding instrument to which the Company is a party or by which it is bound.

                    (xiii)    To  such  counsel's  knowledge,   no  approval  or
                              consent of any court, board or governmental agency, instrumentality or authority of the United States or of any state having jurisdiction or authority over the Company or of any other third party, not duly obtained (other than any approval or consent required under any state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement, the Warrant Agreement, the UPO or the Offering Documents.

                        (xiv) To such  counsel's  knowledge,  there are no
                              claims,    actions,   suits,   hearings,
                              investigations, inquiries or proceedings of any kind or nature, before or by any court, governmental authority, tribunal or instrumentality pending or threatened against the Company or involving the properties of the Company which could materially and adversely affect the Business of the Company, or which would reasonably
                              be  expected  to  materially   adversely affecty
                              the transactions or other acts contemplated
                              by this Agreement, the Warrant Agreement, the UPO or the validity or enforceability of such agreements.

                        (xv)  To  such  counsel's  knowledge, there are
                              no    material    licenses,     permits,
                              certificates, registrations, approvals or consents of any governmental agency, commission, board, instrumentality or department that are required to be obtained by the Company in order to conduct its current or presently proposed business as described in the Offering Documents which have not been so obtained and the failure to so obtain which would have a Material Adverse Effect.

                      (xvi) To such counsel's knowledge and except as disclosed in the Prospectus, the issuance of the Securities will not give any holder of any of the Company's outstanding securities or rights to purchase shares of the Company's Common Stock, the right to purchase any additional shares of Common Stock and/or the right to purchase shares at a reduced price.

         The opinion shall also state that the Registration Statement, the Prospectus and each amendment thereto or supplement thereof (except for the financial statements and schedules and other financial information included therein, as to which such counsel will express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.

         Such counsel's opinion shall also include a statement to the effect that it has participated in conferences with officers and other representatives of the Company representatives of the independent public accountants of the Company and representatives of the Representative at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), nothing has come to such counsel's attention that causes it to believe that the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the date of the Prospectus and as supplemented or amended at all times up to and including the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion or belief with respect to the financial statements and schedules, statistical information or other financial information included in the Registration Statement or Prospectus, or as to information set forth in the Registration Statement under the captions "Risk Factors -- Government Regulation", "Business -- Intellectual Properties Patent, Patents Pending and Products", "Business -- Government Regulation" and "Business -- Legal Proceedings").

         (d) On or prior to each Closing Date, the Representative shall receive from the chief executive officer and chief financial officer of the Company a certificate dated the date of each Closing Date stating that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, on and as of each Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to each Closing Date;

                       (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry, are contemplated or threatened under the Act;

                      (iii) the Registration Statement and Prospectus contain all statements and information required to be included therein, and neither of the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and

                        (iv)  Subsequent to the respective  dates
                              as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred up to and including each Closing Date, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) the Company has not paid or declared any dividends or other distributions on its capital stock; (C) the Company has not entered into any transactions not in the ordinary course of business; (D) there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings of the Company; (E) the Company has not sustained any loss or damage to its property or assets, whether or not insured; (F) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliated party or any of the foregoing which is required to be set forth in an amended or supplemental Prospectus which has not been set forth, and (G) there has occurred no event required to be set forth in an amended or supplemental Prospectus which has not been set forth.

(References to the Registration Statement and the Prospectus in this subsection are to such documents as amended and supplemented at the date of such certificate.)

         (e) By the Effective Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters.

         (f) At the date this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriters and Underwriters' counsel, from Grant Thornton LLP.

                        (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

                       (ii)  stating  that it is their  opinion that  the
                             financial   statements  and  supporting schedules
                             and  footnotes  thereto of the  Company
                             included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Representatives may rely upon the opinion of Price Waterhouse LLP with respect to the financial statements and supporting schedules included in the Registration Statement;

                      (iii) stating that, on the basis of a limited review which included a reading of the latest
                              available   unaudited   interim  financial
                              statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings of the shareholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five days prior to the Effective Date, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders' equity or net current assets or net assets of the Company as compared with amounts shown in the June 30, 1996 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease;

                       (iv) setting forth, at a date not later than five days prior to the date of the Registration Statement, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable);

                        (v)   stating  that  they  have  compared specific
                              dollar   amounts,   numbers  of  shares,
                              percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement, and

                       (vi) statements as to such other matters incident to the transaction contemplated hereby as the Representative may request.

         (g) On or prior to each Closing Date, the Underwriters shall have received from Price Waterhouse LLP a letter, dated the Closing Date to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three days prior to each Closing Date and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (g) of this section with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

         (h) On each Closing Date, there shall have been duly tendered to the Representative for the several Underwriters' accounts, the certificates in the names and denominations requested by the Representative for the Securities.

         (i) No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to subsection (e) of Section 7 hereof shall have been issued on the Closing Date and no proceedings for that purpose shall have been instituted or shall be contemplated.

         [(j) On or before each Closing Date and upon exercise of the UPO and payment of the exercise price therefor, if applicable, the Company shall have executed and delivered to the Representative, the Representative's Units in the such denominations and to such designees as shall have been provided to the Company.]

         (k) On or before Closing Date, the Securities shall have been duly approved for quotation on the OTC Bulletin Board and Philadelphia Stock Exchange.

         (l) On or before Closing Date, there shall have been delivered to the Representative all of the Lock-up Agreements, in form and substance satisfactory to Underwriters' counsel.

         (m) On or before Closing Date, the Company shall have executed the UPO and the Warrant Agreement, substantially in the forms thereof filed as exhibits to the Registration Statement.

         (n) On or before the Effective Date the Company shall deliver to the Representative satisfactory results of UCC, lien and title searches effected in all appropriate jurisdictions, showing that the Company's assets, including all of its intellectual properties, except as set forth in the offering documents, are unencumbered, and satisfactory evidence, including trademark and copyright searches, of its unencumbered title to its owned intellectual properties.

         If any  condition  to the  Underwriters'  obligations  hereunder  to be fulfilled prior to or at the Closing Date is not so fulfilled, the Representative may terminate this Agreement on notice to the Company or, if the Representative so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment, and proceed with the transactions contemplated by this Agreement.

    7.   Indemnification.

         (a) The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 10 "Underwriters" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters), including specifically each person who may be substituted for an Underwriter (a "controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriters or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities, or (iii) in any application or other document or written communication (in this Section 10 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, OTC Bulletin Board or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made) unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be.

         The indemnity agreement above referred to shall be in addition to any liability which the Company may have at common law or otherwise.

         (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its officers and directors who has signed the Registration Statement, and each other person, if any, who controls the Company, within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or any such application. The Company acknowledges that the statements with respect to the public offering of the securities set forth under the heading "Underwriting," the risk factor entitled "Experience of the Underwriter" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

         (c) Promptly after receipt of an indemnified party under this Section 10 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 10, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party; (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything is this Section 10 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, provided, such consent was not unreasonably withheld.

         (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 10, but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 10 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand from the offering of the Securities, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters on the other, shall be deemed to be in the same proportions as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission of alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expense or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. Notwithstanding the provisions of this subdivision (d) the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

    8. Representations and Agreements to Survive Delivery. All representations, warranties, covenants and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations warranties and agreements of the Company at the Closing Date and such representations, warranties and agreements of the Company including without limitation the respective indemnity agreements contained in Sections 4 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, any controlling person of either the Underwriter or the Company and shall survive the execution and/or termination of this Agreement or the issuance and delivery of the Securities to the Underwriters and the Representative, as the case may be.

    9. Effective Date. This Agreement shall become effective at 9:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its discretion, shall release the Securities for the sale to the public, provided, the provisions of Sections 8, 10 and 13 of this Agreement shall at all times be effective. For purposes of this Section 12, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

    10.  Termination.

         (a) The Representative shall have the right to terminate this Agreement by giving written notice to the Company at any time prior to the Closing Date if
(i) market conditions are unsuitable for the offering contemplated hereby at the price per Unit set forth in Section 5(a) hereof and the Company and the Representative cannot agree on another price or structure; or (ii) the Company shall have failed, refused, or been unable to perform any of its obligations hereunder, or breached any of its representations or warranties hereunder or there shall be a failure of a closing condition to the Representative's obligations hereunder; (iii) information comes to the Representative's attention subsequent to the date hereof relating to the Company, its financial operations and status, its management, its prospects or its position in the industry which would preclude a successful offering on the terms set forth herein; (iv) a material adverse change has occurred in the financial condition, business or prospects of the Company; (v) the Company has failed to comply with all applicable statutes, laws, rules and regulations; (vi) the Company cannot expeditiously proceed with the offering contemplated hereby; (vii) an action, suit or proceeding at law or in equity is commenced or brought against the Company by any Federal, state or other commission, board or agency, where any unfavorable decision would materially adversely affect the business property, financial condition, prospects or income of the Company; (viii) any domestic or international event or act or occurrence shall have disrupted the financial markets; (ix) minimum or maximum prices shall have been established by the New York Stock Exchange, by the American Stock Exchange or in the over-the-counter market by the NASD (but not in the discretion of any Underwriter), or trading in securities generally shall have been suspended or materially limited by either stock exchange or in the over-the-counter market by the NASD; (x) the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities in which the United States is a participant, or a national emergency shall have been declared in the United States; (xi) a general banking moratorium shall have been declared by New York or Federal authorities, or (xii) there shall have been a material adverse change in the general market, political or economic conditions in the United States, such that in any such case, in the Representative's judgment it would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities.

         (b) If the Representative exercises its rights to terminate this Agreement and not proceed with the Offering as a result of the circumstances enumerated in subclauses (ii) through (xi) of the previous sentence, the Company shall reimburse the Representative in full for its accountable out-of-pocket expenses (including the Representative's counsel fees and disbursements), minus any amounts previously paid pursuant to Section 8 hereof. If the Representative exercises its rights to terminate this Agreement as a result of the circumstances enumerated in subclause (i) of such sentence, the Company shall reimburse the Representative in full for its accountable out-of-pocket expenses (including the Representative's counsel fees and disbursements) up to a maximum of $75,000 minus the amount previously paid pursuant to Section 8 hereof.

         (c) In the event the Representative elects not to proceed with the offering contemplated hereby as a result of any condition enumerated in Section 13(a) above, then the Company agrees that it will not negotiate with or engage any investment banking firm or underwriter other than the Representative with respect to any private or public financing for the Company during the 12-month period commencing on the date of such termination.

    11. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 or Section 13 hereof) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth and if any such underwriter is willing to so purchase the Defaulted Securities, then notwithstanding Section 14(ii) below, the Representative shall be obligated to effect such arrangement; if, however, the Representative shall not have completed such arrangement within such 24-hour period, then:

                        (i) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Units to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                       (ii) if the number of Defaulted Securities exceeds 10% of the total number of Firm Units, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

         In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period of not exceeding ten days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

    12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given three days following the day when mailed by prepaid first class mail, or upon the day of personal delivery. Notices to the Underwriters shall be directed to the Representative, Millennium Securities Corp., 110 E. 59th Street, 6th Floor, New York, New York 10022, Att: Richard E. Sitomer, Chief Executive Officer, with a copy to Beckman & Millman, P.C., 116 John Street, New York, NY 10004, Att: Michael Beckman, Esq. Notices to the Company shall be directed to the Company at 131 Jericho Turnpike, Jericho, NY 11753, with a copy to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, NY 11753,
Att: David H. Lieberman, Esq.

    13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 10 hereof, and their respective successors, legal representatives and assigns, and no person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York without giving effect to the choice of law or conflict of laws principles.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

    16. Entire Agreement; Amendments. This Agreement, the Warrant Agreement and the Consulting Agreement constitute the entire agreements between the parties hereto, and supersede all prior written or oral agreement, understandings and negotiations, with respect to the subject matter hereof, except as herein expressly provided. This Agreement may not be amended except in writing, signed by the Representative and the Company.

    17. Law. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and you (i) agree that any legal suit, action or proceeding arising out or relating to this letter shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, and the United
States District Court for the Southern District of New York; (ii) waive any objection to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and you further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

     18. No Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect.

     19. Schedules. Any disclosure made on any schedule hereto shall be deemed as also having been made on any other schedule hereto as to which such disclosure is also responsive.

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                  Very truly yours,

                                  MIKE'S ORIGINAL, INC.

                                  By:__________________________
                                       Michael Rosen
                                       Chief Executive Officer


Confirmed and accepted as of
the date first above written

MILLENNIUM SECURITIES CORP.

For itself and as Representative
of the other Underwriters named
in Schedule A hereto.


By: _______________________________
    Richard E. Sitomer
    Chief Executive Officer

                                   SCHEDULE A



                                                NUMBER OF UNITS TO
     UNDERWRITER                                  BE PURCHASED
     -----------                               --------------------


     Millennium Securities Corp.


















                                 TOTAL          $